SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 14, 2006

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT 06831

(Address of Principal Executive Offices) (Zip Code)

Registrants’ telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

United Rentals, Inc. announced that information concerning the company’s business to be used by the company at certain investors’ presentations beginnings in August 2006 (the “Presentation”) can be accessed beginning Tuesday, August 15, 2006 on the company’s website, www.unitedrentals.com, where the Presentation will be maintained for at least the period of its use at investors’ presentations or until superseded by more current information.

The Presentation includes certain financial measures, EBITDA and free cash flow, that are non-GAAP financial measures as defined under the rules of the SEC. EBITDA represents net income plus interest expense, income taxes, depreciation and amortization. Free cash flow represents net cash provided by operating activities, less purchases of rental equipment and purchases of property and equipment, plus proceeds from sales of rental and non-rental equipment. The Presentation includes a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management believes EBITDA provides an enhanced perspective of the company’s operating performance and believes free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements. However, these measures are not measures of financial performance or liquidity under GAAP. Neither of these measures should be considered an alternative to net income or cash flow from operations as an indicator of operating performance or liquidity. Information reconciling forward-looking EBITDA or free cash flow to GAAP financial measures is unavailable to the Company without unreasonable effort.

Certain statements contained in the Presentation are forward-looking in nature. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track,” “affirms” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) weaker or unfavorable economic or industry conditions can reduce demand and prices for our products and services, (2) non-residential construction spending, or governmental funding for highway, infrastructure and other construction projects, may not reach expected levels, (3) we may not have access to capital that our businesses or growth plans may require, (4) any companies we acquire could have undiscovered liabilities, may strain our management capabilities and may be difficult to integrate, (5) rates we can charge may increase less than anticipated, or costs we incur may increase more than anticipated, (6) we are highly-leveraged, which requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions, (7) we have not yet successfully remediated a previously identified material weakness in our internal controls relating to our financial close process, (8) we are subject to an ongoing inquiry by the SEC, and there can be no assurance that its outcome will not require additional changes in our accounting policies and practices, restatements of financial statements, revisions of results or guidance, or otherwise have adverse consequences for us, and (9) we may incur additional significant expenses in connection with the SEC inquiry, our related internal reviews, the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, or other litigation, regulatory or investigatory matters, related thereto or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2005, as well as to our subsequent filings with the SEC. Our forward-looking statements contained in the Presentation speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of August, 2006.

UNITED RENTALS, INC.

By:	/s/ Martin E. Welch
Name:	Martin E. Welch
Title:	Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Martin E. Welch
Name:	Martin E. Welch
Title:	Chief Financial Officer

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